UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 6, 2013

ViewCast.com, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

0-29020	75-2528700
(Commission File Number)	(IRS Employer Identification No.)

3701 W. Plano Parkway, Suite 300
Plano, Texas	75075-7840
(Address of Principal Executive Offices)	(Zip Code)

(972) 488-7200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 6, 2013, ViewCast.com, Inc. (the “Company”) and its wholly-owned subsidiaries, Osprey Technologies, Inc. (“Osprey”) and Videoware, Inc. (“Videoware” and collectively with the Company and Osprey, the “Borrower”), entered into a Loan and Security Agreement effective April 30, 2013 (the “Loan Agreement”) with Ardinger Family Partnership, Ltd. (“Ardinger”) whereby Ardinger agreed to make a term loan to the Borrower in an amount not to exceed $550,000.00. The current interest rate on the unpaid principal amount under the Loan Agreement is seven and a half percent (7.5%) per annum. Interest on the unpaid principal amount under the Loan Agreement is due in full at maturity. Within fifteen (15) days after each month end, beginning with the month ending May 31, 2013, the Borrower shall pay a portion of the indebtedness under the Loan Agreement in an amount equal to five percent (5.0%) of the Borrower’s total revenue or income earned during such prior month before any deductions or allowances. Within three (3) business days of the Borrower receiving the net proceeds of any asset sale that is not in the ordinary course of business, the Borrower shall pay a portion of the indebtedness under the Loan Agreement in an amount equal to one hundred percent (100%) of the net proceeds of such sale. The maturity date is April 30, 2015, subject to certain exceptions. Absent approval from Ardinger, the Loan Agreement prohibits the Borrower from taking certain actions, including, but not limited to (i) incurring any lien on any of its assets, subject to certain exceptions; (ii) incurring indebtedness in excess of $250,000 in any fiscal year, subject to certain exceptions; (iii) granting any dividends on any equity interest of Borrower; (iv) liquidating, merging, or consolidating with or into any entity; (v) making capital expenditures in excess of $100,000 in any fiscal year; or (vi) creating, incurring, assuming, or suffering, to exist, any obligations as lessee under any lease, except leases in an aggregate amount less than $500,000 in any fiscal year and with lease terms of thirty-six (36) months or less. The Borrower ratified and confirmed existing liens previously granted by the Borrower to Ardinger and granted to Ardinger a first priority lien and security interest in and to all of the collateral granted under the prior loan agreement between the same parties, which loan agreement is still in existence. The Loan Agreement and the Senior Secured Promissory Note representing the $550,000 of indebtedness are filed herewith as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Lance Ouellette is a director of each of the Company, Osprey and Videoware and is a general partner of Ardinger. Mr. Ouellette, his relatives and their affiliates are the largest beneficial owners of the Company’s common stock.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 regarding the Company’s entry into the Loan Agreement.

Item 3.03	Material Modifications to Rights of Security Holders.

See Item 1.01 regarding the restrictions on the Company pursuant to the Loan Agreement regarding the Company’s common stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Loan and Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated as of April 30, 2013.

10.2	Senior Secured Promissory Note, dated as of April 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWCAST.COM, INC.

Date: May 10, 2013	By:	/s/ John Hammock
John Hammock, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement by and among ViewCast.com, Inc., Osprey Technologies, Inc., Videoware, Inc. and Ardinger Family Partnership, Ltd., dated as of April 30, 2013.

10.2	Senior Secured Promissory Note, dated as of April 30, 2013.